Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Fuel Systems Solutions, Inc.

Santa Ana, California

We hereby consent to the incorporation by reference in the previously filed open Registration Statements: (a) the Registration Statement Form S-8, No. 33-38649; (b) the Registration Statement Form S-8, No. 33-72008; (c) the Registration Statement Form S-8, No. 333-07035; (d) the Registration Statement Form S-8, No. 33-62889; (e) the Registration Statement Form S-8, No. 333-44085; (f) the Registration Statement Form S-8, No. 333-71544; (g) the Registration Statement Form S-8, No. 333-102069; (h) the Registration Statement Form S-8, No. 333-118689;(i) the Registration Statement Form S-8, No. 333-139876; (j) the Registration Statement Form S-3, No. 333-159624; (k) the Registration Statement Form S-8, No 333-161715; of Fuel Systems Solutions, Inc. of our reports dated March 6, 2009, except as to Note 20 which is as of May 29, 2009, relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.

/s/ BDO Seidman, LLP

Costa Mesa, California

March 8, 2010